EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report on Form 10-K of SPARTA, Inc. (the “Company”) for the period ended January 1, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert C. Sepucha, Chief Executive Officer of the Company, certify, in my capacity as an officer of the Company pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included in the report.
March 31, 2006

/s/ Robert C. Sepucha
Robert C. Sepucha
Chief Executive Officer
(Principal Executive Officer)